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                                                                  Exhibit 99.14

[LETTERHEAD LOGO]
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                                              MARKS & FREDERICK ASSOCIATES, INC.

                                                            Ted Marks, President


                                                   April 17, 2000


     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549


     Ladies and Gentlemen:


     We have reviewed and agree to the display of our logo, brand image, and/or screen shot on the inside cover art for ScreamingMedia.com, Inc.'s prospectus, as filed with the Securities and Exchange Commission.


                                        Sincerely,

                                        /s/ Ted Marks
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                                        dpa Deutsche Presse-Agentur GmbH

                                        Ted Marks, President
                                        Marks & Frederick Associates, LLC
                                        Marketing Agent for North America